EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-197026 and 333-224367) and S-8 (No. 333-86876, 333-99849, 333-120623, 333-125017, 333-130489, 333-145027, 333-145029, 333-159989, 333-167185, 333-167186, 333-167187, 333-181675, 333-183767, 333-183768, and 333-183769) of United Community Banks, Inc. of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 25, 2021